Exhibit 5.1

February 3, 2023

Altus Power, Inc.

2200 Atlantic Street, 6th Floor

Stamford, CT 06902

Re:	Amendment No. 1 to Post-Effective Amendment No. 2 to Registration Statement on Form S-1 on Registration Statement on Form S-3

Ladies and Gentlemen:

We have examined the Amendment No. 1 to Post-Effective Amendment No. 2 to Registration Statement on Form S-1 converting the Registration Statement on Form S-1 to a Registration Statement on Form S-3 (the “Registration Statement”) filed by Altus Power, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on February 3, 2023, under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration under the Securities Act and the offer and sale from time to time pursuant to Rule 415 under the Securities Act of the resale of up to 152,275,174 of the Company’s Class A common stock, $0.0001 par value per share (the “Class A common stock”) including the resale of (a) an aggregate of 5,178,560 shares of the Company’s Class A common stock issued in connection with (i) private exchanges of warrants to purchase the Company’s Class A common stock (the “Warrants”) on May 31, 2022, June 15, 2022 and August 17, 2022, and (ii) the exercise of Warrants for cash or on a cashless basis following delivery of the Company’s notice of redemption on September 15, 2022, but prior to the close of the Company’s redemption of the Warrants on October 17, 2022; (b) up to an aggregate of 42,500,000 shares of the Company’s Class A common stock that were issued to certain investors in a private placement; (c) of up to an aggregate of 89,999,976 shares of Class A common stock that were issued to certain affiliates of the Company in connection with the business combination; and (d) up to an aggregate 14,596,638 shares of Class A common stock issuable upon conversion (at the maximum conversion value) of all 1,207,500 the Company’s Alignment Shares, or Class B common stock, par value $0.0001 per share, including 2,011 shares of Class A common stock issued upon the conversion of 201,250 shares of Class B common stock that occurred on March 31, 2022 (collectively, the “Selling Securityholder Shares”). All of the Selling Securityholder Shares have been registered on behalf of certain selling securityholders of the Company.

In connection with this opinion letter, we have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations set forth below, we are of the opinion that the Selling Securityholder Shares have been duly authorized and are, or in the case of the Conversion Shares, when issued upon conversion, will be, validly issued, fully paid and nonassessable.

We do not express any opinion with respect to the effect on the opinion stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

Altus Power, Inc.

February 3, 2023

Our opinion herein is expressed solely with respect to the laws of the State of Delaware, as in effect on February 3, 2023.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Cozen O’Connor, P.C.